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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2000

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)

414 Nicollet Mall, Mpls, MN (Address of principal executive offices)	55401 (Zip Code)

Registrant's telephone number, including area code 612-330-5500

Northern States Power Company
(Former name or former address, if changed since last report)

Item 4—Change in Registrant's Certifying Accountants

(a)
Previous Independent Accountants

  On August 18, 2000, New Century Energies, Inc. (NCE) merged into the Registrant, Northern States Power Company (NSP), with NSP as the surviving legal entity. NSP was renamed Xcel Energy Inc.

  In connection with the merger, Xcel Energy's management informed PricewaterhouseCoopers LLP that the firm would no longer be engaged as principal independent accountants for the Registrant. On August 18, 2000, the Audit Committee of Xcel Energy's Board of Directors recommended, and the Xcel Energy Board approved, the decision to change principal independent accountants for the Registrant for 2000. PricewaterhouseCoopers LLP will be retained as independent accountants for certain of Xcel Energy's non-utility subsidiaries, including NRG Energy, Inc. (also a public registrant).

  PricewaterhouseCoopers LLP's reports on NSP's financial statements for the two most recent fiscal years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

  In connection with its audits for the two most recent fiscal years and through August 18, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

  During the two most recent fiscal years and through August 18, 2000, there have been no reportable events (as defined in Commission Regulation S-K Item 304 (a)(1)(v)).

  The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. PricewaterhouseCoopers LLP's letter dated August 18, 2000, is filed as Exhibit 16 to this Form 8-K.

(b)
New Independent Accountants

  The Registrant engaged Arthur Andersen LLP as its new principal independent accountants as of August 18, 2000.

Item 7—Financial Statements and Exhibits

  Exhibit No. 16—Letter from PricewaterhouseCoopers LLP dated August 18, 2000

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC. (a Minnesota Corporation)
By	/s/ EDWARD J. MCINTYRE Edward J. McIntyre Vice President and Chief Financial Officer

August 21, 2000

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SIGNATURES